EX. 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN THE MULTI-MANAGER MASTER PORTFOLIO, LLC

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED MARCH 30, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON APRIL 30, 2012

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

YOUR GENSPRING FINANCIAL ADVISER BY MIDNIGHT,

EASTERN TIME, ON APRIL 30, 2012, UNLESS THE OFFER IS EXTENDED.

COMPLETE THE TENDER OFFER FORM AND RETURN TO YOUR GENSPRING FINANCIAL ADVISER

Ladies and Gentlemen:

The undersigned hereby tenders to the Multi-Manager Master Portfolio, a closed-end, non-diversified, registered management investment company organized under the laws of the State of Delaware (“Portfolio”), the limited liability company interests (‘Interests”) in the Portfolio or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated March 30, 2012 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE PORTFOLIO TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Portfolio the Interests in the Portfolio or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Interests in the Portfolio or portion thereof tendered hereby and that the Portfolio will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Portfolio may not be required to purchase any of the Interests in the Portfolio or portions thereof tendered hereby.

Payment of the purchase price for the Interests in the Portfolio or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Portfolio’s records, unless such Member advises the Portfolio in writing of a change in its mailing address. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of June 30, 2012 of the Interests or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase if this tender is accepted by the Portfolio it is irrevocable.

PLEASE CONTACT YOUR GENSPRING FINANCIAL ADVISER

TENDER OFFER FORM

Name of Subscriber:

Account Number:

Official Portfolio Name:	☐ Multi-Manager Portfolio, LLC	☐ Multi-Manager TEI Portfolio, LLC
(Check appropriate box)

Type of Request:	☐ One-time Partial Redemption*	☐ Full Redemption

Redemption Amount:	* Dollars	Effective Date: June 30, 2012

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Portfolio’s Private Placement Memorandum and all capitalized terms used herein have the meaning as defined in the Portfolio’s Private Placement Memorandum. This request is irrevocable if accepted by the Portfolio. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Portfolio to which this redemption request relates, and that the person signing this request is an authorized representative of the redeeming shareholder.

In the case of joint accounts, each joint holder must sign this redemption request. Requests on behalf of a foundation, partnership or any other entity must be accompanied by evidence of the authority of the person(s) signing.

Dated:             , 2012

NAME AND TITLE OF SIGNATORY:

SIGNATURE(s):

PLEASE CONTACT YOUR GENSPRING FINANCIAL ADVISER

If you would like us to purchase your Interests, you should contact your GenSpring financial adviser before midnight, Eastern time, on April 30, 2012.

THE TENDER OFFER FORM MUST BE SUBMITTED PRIOR TO THE REPURCHASE REQUEST DEADLINE

*	If the requested partial redemption would put the account balance below the required minimum balance, the Portfolio will reduce the number of whole interests to be redeemed such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Redemption if interests requested to be redeemed would need to be reduced to maintain minimum account balance